Exhibit 99.1


                       CONSENT OF WARBURG DILLON READ LLC


         We hereby consent to the use of Annex D-1 containing our opinion letter dated August 17, 1999 to the Board of Directors of Olsten Corporation (the "Company") in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form F-4 of Adecco SA and the Registration Statement on Form S-4 of Olsten Health Services Holding Corp., each relating to the proposed combination of the Company and Adecco S.A. and the split-off from the Company of Olsten Health Services Holding Corp., and to the references to our firm in such Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



WARBURG DILLON READ LLC



By /s/ Sage N. Kelly
   -----------------------
       Sage N. Kelly


By /s/ William C. McGahan
   -----------------------
       William C. McGahan


New York, New York
October 6, 1999